UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2010

MasterCard Incorporated

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32877 (Commission File Number)	13-4172551 (IRS Employer Identification No.)

2000 Purchase Street Purchase, New York (Address of principal executive offices)	10577 (Zip Code)

914-249-2000

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01   Regulation FD Disclosure

On August 19, 2010, MasterCard Incorporated (the “Company”) issued a press release, attached hereto as Exhibit 99.1, announcing that it had agreed to the terms of a recommended cash acquisition (the “Acquisition”) of the issued shares of DataCash Group plc, an English incorporated company (“DataCash”), by MasterCard/Europay U.K. Limited (“MEPUK”), an indirect wholly-owned subsidiary of the Company. On August 19, 2010, the Company will host a conference call to discuss the Acquisition. A copy of the presentation to be used during the conference call is attached hereto as Exhibit 99.2. All information in these exhibits is furnished but not filed.

Item 8.01.   Other Events.

Pursuant to the terms of the Acquisition, MEPUK will acquire DataCash at a price of 360 pence per share in cash, representing an aggregate amount of approximately £333 million (approximately $520 million). The Acquisition will be implemented by means of a court-sanctioned scheme of arrangement pursuant to English company law. The Acquisition, which is expected to close by the end of October 2010, is subject to various conditions, including, among other things, approval by a majority in number representing not less than 75% in value of voting Pele shareholders. MEPUK has received binding commitments from holders of approximately 52% of the shares of DataCash (including from the directors of DataCash) to vote in favor of the Acquisition.

The Acquisition is more fully described in the “Rule 2.5 Announcement” released in the U.K. on August 19, 2010 in connection with the Acquisition, which has been made publicly available on the London Stock Exchange’s website. The Rule 2.5 Announcement will also be accessible through the Investor Relations section of the Company’s website at www.mastercard.com.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description

99.1	Press Release issued by MasterCard Incorporated, dated August 19, 2010.

99.2	Presentation of MasterCard Incorporated, dated August 19, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASTERCARD INCORPORATED

Date: August 19, 2010	By	/s/ NOAH J. HANFT Noah J. Hanft, General Counsel, Chief Payment System Integrity and Compliance Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1	Press Release issued by MasterCard Incorporated, dated August 19, 2010.

99.2	Presentation of MasterCard Incorporated, dated August 19, 2010